Exhibit 99.3

West Pharmaceutical Services Provides Update on Kinston Plant Status

Lionville, PA, February 4, 2003-- West Pharmaceutical Services, Inc. (NYSE: WST) today provides an update about progress that has been achieved in an effort to understand and address the cause and impact of the explosion that occurred on January 29 in one of the two buildings at its plant on Rouse Road in Kinston, North Carolina.

The severely damaged building hosts the Automated Compounding System (ACS), where bulk rubber materials are mixed into formulations for molding into medical device components, as well as a molding and finishing area, where finished components are produced. The ACS area was most severely damaged in the explosion and fire and is presumed to be a total loss at this time. Although West's access to the building has been very limited until today, initial visual observations by West personnel suggest that damage to the production facility is far less severe and it appears that a substantial part of the machinery, tooling and finished inventory may be recoverable.

The ACS at the Kinston plant is the largest of West's five U.S. rubber compounding facilities, and one of ten worldwide. To ensure the continued availability of critical healthcare products, rubber compounding requirements previously handled by the Kinston ACS will be shifted to alternate West facilities on an interim basis. West is working with its customers and the Food and Drug Administration to manage the temporary transfer of molding and finishing operations to other facilities in order to minimize interruptions in supply.

"We are encouraged by the progress of the work thus far, in collaboration with our customers, in devising alternate production plans," said Don Morel, West's President and Chief Executive Officer. "We are additionally encouraged by the condition of the equipment and tooling in the molding and finishing areas of the building. In the last two days, our manufacturing and engineering personnel and technical consultants were able to visit the building to begin evaluating the damage first-hand. While it is still too early to estimate all of the damage and effects, our preliminary assessment is that the situation is much more manageable than we first imagined. We now need to complete a more detailed assessment.

"It is obviously critical that any work we do in the damaged site can be safely performed, and we will work with environmental authorities to ensure that this is the case," Morel continued. "We are pursuing our own investigation into what happened and we will continue to cooperate with the ongoing investigations by North Carolina Departments of Labor and Natural Resources, The United States Chemical Safety Board, the Environmental Protection Agency, the Bureau of Alcohol, Tobacco, and Firearms and all local authorities who are investigating last Wednesday's events."

About West Pharmaceutical Services
West Pharmaceutical Services, Inc. (NYSE: WST) is a global drug delivery technology company that applies proprietary materials science, formulation research and manufacturing innovation to advance the quality, therapeutic value, development speed and rapid market availability of pharmaceuticals, biologics, vaccines and consumer healthcare products. West is the world's premiere provider of standard-setting systems and device components for parenterally administered medicines and an emerging leader in the development of advanced formulation technologies for the transmucosal delivery of drugs. Internationally headquartered in Lionville, Pennsylvania, West supports its partners and customers from 50 locations throughout North America, South America, Europe, Mexico, Japan, Asia and the Pacific and Australia. For more information visit West at www.westpharma.com.


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Certain statements contained in this Press Release that are not historical are
"forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "estimate," "expect," "intend", "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties. The Company's actual results may differ materially from those expressed in any forward looking statement and are dependent on a number of factors including, but not limited to: sales demand, timing of customers' projects; successful development of proprietary drug delivery technologies and systems; regulatory, licensee and/or market acceptance of products based on those technologies; competitive pressures; the strength or weakness of the U.S. dollar; inflation; the cost of raw materials; the availability of credit facilities; the timely replacement of fire-damaged production capacity at the Company's Kinston, NC facility, any related loss of sales and insurance recoveries for property losses and/or liability to third parties resulting from that event; and, statutory tax rates.